UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

Update on Preparations to Initial Cotton Valley/Hosston Well on East Holly Prospect

On May 4, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release announcing that the Company, as Operator, is preparing to drill its first Cotton Valley/Hosston well on its East Holly Prospect in northwestern Louisiana.

Mainland and Brammer Engineering, Inc. have entered into a Contract Operating Agreement dated April 1, 2010 relating to the first of three wells that Mainland is planning to drill in the Cotton Valley/Hosston and Upper Bossier formations of the East Holly Field. The initial well is to be drilled in Section 11, T 13N-R14W, DeSoto Parish, Louisiana, to test these formations. Brammer will act as contract operator for Mainland Resources, Inc.

Mainland has initiated the drilling and site preparation necessary to spud the well on or before June 15, 2010.

Brammer Engineering is a highly qualified contract operator that has been active in the Louisiana and Gulf Coast Region for 40 years. It has drilled over 130 wells and acted as operator on more than 300.

Detailed analysis of the Cotton Valley/Hosston and Upper Bossier formations on the East Holly Field has been facilitated by review of the drill logs obtained from the Company's previous Haynesville Shale joint venture partner, Petrohawk Energy. The four recent wells drilled by Petrohawk on Mainland's leases calculate as productive from all three formations.

The rights retained by Mainland in all formations above the base of the Cotton Valley formation in the East Holly Field encompass 2,745.65 net acres with an estimated 65 net potential drilling locations.

Depending on results of the Upper Bossier formation, the total completed well cost is estimated at between US$2 million and $2.25 million dollars.

Mainland will fund 100% of the costs of this initial well.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

3.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated May 4, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: May 4, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

4.